Exhibit 10.1

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

This Amendment No. 2 to Asset Purchase Agreement (the “Amendment”) is made and executed this 19th day of March, 2010 by and among Xcorporeal, Inc., a Delaware corporation (“Xcorporeal”), Xcorporeal Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Xcorporeal (“Operations”), National Quality Care, Inc., a Delaware corporation (“NQCI,” and together with Xcorporeal, Operations and NQCI, “Sellers”), and Fresenius USA, Inc., a Massachusetts corporation (“Purchaser”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement (as defined below).

RECITALS

A.           On December 14, 2009, Sellers and Purchaser entered into that certain Asset Purchase Agreement, as amended by Amendment No. 1 thereto dated February 8, 2010 (the “Agreement”), pursuant to which Purchaser will acquire certain of the assets of Sellers.
B.           The Agreement sets forth certain conditions to the Closing of the transactions contemplated therein.
C.           On the terms and subject to the conditions set forth herein, Sellers and Purchaser desire to modify the conditions to Closing, and certain additional terms and provisions of the Agreement, in the manner specified in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Amendment of Section 2.1.  Section 2.1 of the Agreement is hereby amended by deleting the first clause of the first sentence thereof (i.e., the preamble to the payment schedule) and by inserting in lieu thereof the following:

“Subject to the terms and conditions of this Agreement, in consideration for the sale, conveyance, assignment and delivery of the Purchased Assets, Purchaser shall deliver to Sellers, to be divided among the Sellers as set forth on Schedule 2.1 or in any other writing executed by Purchaser and each Seller, payment by wire transfer to such bank account or bank accounts as shall be specified by Xcorporeal, in immediately available funds, the sum of $8,000,000 (the “Purchase Price”) to be paid as follows:”

2.           Amendment of Section 3.4.  Section 3.4 of the Agreement is hereby amended by the addition thereto of a new subparagraph (c), which shall read in its entirety as follows:

“(c)           a sublicense of the Supersorbent Technology, in the form of Exhibit J attached hereto, which shall have been executed by NQCI and Purchaser.”

3.           Amendment of Section 7.2(g).  Section 7.2(g) of the Agreement is hereby deleted in its entirety.

4.           Addition of Exhibit J.  The Sublicense Agreement in the form attached as Exhibit A to this Amendment shall be deemed attached to, and incorporated for all purposes in, the Agreement as Exhibit J thereto.

5.           Acknowledgement Regarding Consents.  Purchaser and Sellers hereby acknowledge and agree that notwithstanding any provision of the Agreement to the contrary, the consent of TRDF, whether pursuant to the Research Agreement or otherwise, as well as the consents of Ameritech Business Systems and Marlin Leasing Corporation, shall not constitute required deliveries pursuant to Section 3.2(b) of the Agreement, comprise Required Consents or in any way be deemed to be conditions to Closing.  In addition, Xcorporeal and Operations agree to use reasonable efforts to obtain the consents of Ameritech Business Systems and Marlin Leasing Corporation referred to above as soon as practicable following the Closing.

6.           Miscellaneous.

(a)           Continuing Effect.  Except as expressly modified or amended by this Amendment, all the terms and provisions of the Agreement shall remain in full force and effect.

(b)           Governing Law.  This Amendment and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

 (Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to Asset Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

SELLERS:		PURCHASER:

XCORPOREAL, INC.		FRESENIUS USA, INC.

By:	/s/ Kelly J. McCrann	By:	/s/ Mohsen Reihany
Name: Kelly J. McCrann		Name: Mohsen Reihany
Its: Chairman and Chief Executive Officer		Its: Senior Advisor to the Chairman of the Board

XCORPOREAL OPERATIONS, INC.

By	/s/ Kelly J. McCrann
Name: Kelly J. McCrann
Its: Chairman and Chief Executive Officer

NATIONAL QUALITY CARE, INC.

By:	/s/ Robert M. Snukal
Name: Robert M. Snukal
Its: President and Chief Executive Officer

EXHIBIT A

FORM OF SUBLICENSE AGREEMENT